UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) March 21, 2006

Cendant Corporation

(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation) 9 West 57th Street New York, NY (Address of principal executive office)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number) 10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 21, 2006, we issued a press release in which we commented on our expected first quarter 2006 earnings per share from continuing operations. A copy of the press release, attached as Exhibit 99.1, is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By: /s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Law
and Corporate Secretary

Date: March 21, 2006